Immediate Release
CB Financial Services, Inc.
Repositions Balance Sheet

WASHINGTON, PA., September 2, 2025 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), announced today the implementation of a balance sheet repositioning strategy of its portfolio of available-for-sale investment securities.
The Bank sold $129.6 million in book value of lower-yielding investment securities, with an average yield of 2.87%, for an estimated after-tax realized loss of $9.3 million. Investment securities sold included $121.1 million of mortgage-backed securities/collateralized mortgage obligations issued by the U.S. government-sponsored agencies, $5.0 million of U.S. government agency securities and $3.5 million of municipal securities.

The Bank expects to purchase $117.8 million of higher-yielding mortgage-backed securities/collateralized mortgage obligations issued by U.S government-sponsored agencies, municipal securities, subordinated debt investments and non-agency guaranteed securitizations with an average yield of approximately 5.51%, all of which will be classified as available-for-sale at time of purchase.

President and CEO John H. Montgomery stated, “We elected to proactively reposition our securities portfolio during the third quarter, which we anticipate will provide significant future earnings benefit. We expect the repositioning to add approximately 20 basis points to our net interest margin and approximately $0.41 to annual earnings per share. We believe this is a prudent use of capital designed to enhance long-term shareholder value as well as improve earnings.”

On an annualized basis, the purchased securities are expected to have a positive spread differential of about 264 basis points over the securities that were sold, which is expected to add approximately $2.2 million of after-tax earnings. The Bank expects to recover the estimated $9.3 million after-tax realized loss on the sale of securities in about 4.2 years.

The loss on the sale of securities is expected to have a neutral impact on the Company’s consolidated shareholders' equity and tangible book value per share. As a result of the repositioning, the Bank's regulatory capital levels continue to remain well above those required to be categorized as well-capitalized.

The Company expects the balance sheet repositioning to be accretive to earnings, net interest margin and return on assets in future periods.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.cb.bank.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.
Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 223-8317